                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No.  ).

      Filed by the registrant  /x/

      Filed by a party other than the registrant / /

      Check the appropriate box:

      /x/       Preliminary proxy statement

      / /       Definitive proxy statement

      / /       Definitive additional materials

      / /       Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            JACO ELECTRONICS, INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      /x/       $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
                14a-6(i)(2). Item 22(a)(2) of Schedule 14A.

      / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

      / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)       Title of each class of securities to which transaction applies:

      (2)       Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth amount on which filing fee is calculated and state how it was determined.

      (4)       Proposed maximum aggregate value of transaction:

      (5)       Total fee paid:

      / /       Fee paid previously with preliminary materials.

      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)       Amount previously paid:

      (2)       Form, schedule or registration statement no.:

      (3)       Filing party:

      (4)       Date filed:

                             JACO ELECTRONICS, INC.
                                145 Oser Avenue
                           Hauppauge, New York  11788


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To be Held on December 11, 1995

To the Shareholders of
JACO ELECTRONICS, INC.

                 Please Be Advised that the annual meeting of shareholders (the "Annual Meeting") of Jaco Electronics, Inc. (the "Company") will be held on December 11, 1995, at 9:30 a.m., at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York 11747.

                 The Annual Meeting will be held for the following purposes:

                 1. To elect four Directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

                 2. To approve and adopt an amendment to the Company's Certificate of Incorporation to increase the aggregate number of shares of common stock which the Company shall have the authority to issue from 5,000,000 shares to 10,000,000 shares; and

                 3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

                 The Board of Directors has fixed the close of business on November 10, 1995, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

                 YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                             By Order of the Board of Directors,


                                             Joel H. Girsky,
                                             Chairman

Date: November 10, 1995

                             JACO ELECTRONICS, INC.
                                145 Oser Avenue
                           Hauppauge, New York  11788

                                PROXY STATEMENT

                 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jaco Electronics, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held on December 11, 1995, at 9:30 a.m., at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York, 11747, and any and all adjournments thereof.

                 The solicitation will be by mail, and the cost of such solicitation, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's common stock, will be borne by the Company.

                 The shares of common stock represented by each duly executed proxy received by the Board of Directors before the Annual Meeting will be voted at the Annual Meeting as specified in the proxy. A shareholder may withhold authority to vote for all of the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by striking a line through such nominee's name in the appropriate space on the accompanying proxy card. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED FOR (i) THE ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT AND THE FORM OF PROXY, AND
(ii) THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AGGREGATE AUTHORIZED SHARES OF COMMON STOCK. Shareholders who execute proxies nevertheless retain the right to revoke them at any time before they are voted by submitting new proxies bearing a later date, by submitting written revocations to the named proxies, or by attending the Annual Meeting and voting thereat.

                 This Proxy Statement, the accompanying form of proxy, and the 1995 Annual Report to Shareholders, are first being sent to shareholders on or about November 10, 1995.


                       VOTING SECURITIES AND RECORD DATE

                 The Board of Directors has designated November 10, 1995, as the record date (the "Record Date") for determining the shareholders entitled to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, $0.10 par value per share (the "Common Stock"), outstanding and entitled to vote was 3,789,384. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. The presence in person or by proxy of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting will be necessary to constitute a quorum.

Abstentions and broker non-votes on any item will not be counted as voting in respect of such item; they will be counted only for purposes of determining whether a quorum is present at the Annual Meeting.

                PRINCIPAL SHAREHOLDERS; SHARES HELD BY MANAGEMENT

                 The following table sets forth the number and percentage of shares of Common Stock owned as of October 27, 1995 (i) by each director of the Company and each nominee for director, (ii) all persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the outstanding shares of Common Stock, (iii) each of the executive officers and other key employees named in the Summary Compensation Table, and (iv) all of the Company's directors, executive officers and such other key employees, as a group. Each person named in the table has sole investment power and sole voting power with respect to the shares of Common Stock set forth opposite such person's name, except as otherwise indicated.


                                                                            Percentage of
                                                  Number of Shares           Common Stock
Name of Beneficial Owner                        Beneficially Owned(1)       Outstanding(2)
------------------------                        ---------------------       --------------
*Joel H. Girsky
  President, Treasurer
  and Director                                      529,040(3)                   13.7%

*Charles B. Girsky
  Executive Vice President
  and Director                                      252,274                       6.7%

*Stephen A. Cohen
  Director                                           22,389(4)                     **

*Edward M. Frankel
  Director                                           17,600(4)                     **

Jeffrey D. Gash
  Vice President of Finance                           4,565(5)                     **

Denis Haggerty
  Vice President of Marketing                         3,667(6)                     **

Morton J. Denson
  Vice President of Marketing                         4,400                        **

Herbert Entenberg
  Vice President of Management
  and Information Systems,
  and Secretary                                       3,667(6)                     **

All Directors, executive officers
  and other key employees
  as a group (8 persons)                            837,602(7)                   21.4%

---------------------------
*    Nominee for election to Board of Directors.
**   Less than 1%.
(1) Includes shares of Common Stock issuable pursuant to options exercisable within sixty (60) days from the date hereof.
(2) Based upon (i) 3,789,384 shares of Common Stock issued and outstanding, plus, if appropriate, (ii) the number of shares of Common Stock which may be acquired by the named person or by all persons included in the group pursuant to the exercise of options exercisable within sixty (60) days from the date hereof.
(3) Includes 81,400 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non- Qualified Stock Option Plan.
(4) Includes 17,600 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Stock Option Plan for Outside Directors.
(5) Includes 4,033 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non- Qualified Stock Option Plan.
(6) Includes 3,667 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non- Qualified Stock Option Plan.
(7) Includes 127,967 shares of Common Stock acquirable pursuant to the exercise of options.

                             ELECTION OF DIRECTORS

                 Four directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all nominees hereinafter named, all of whom are presently directors of the Company. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's By-Laws.

                 The nominees for the Board or Directors of the Company are as follows:

                              Stephen A. Cohen
                              Edward M. Frankel
                              Charles B. Girsky
                              Joel H. Girsky

                 Information about the foregoing nominees is set forth under "Management."

                 UNLESS MARKED TO THE CONTRARY, THE SHARES OF COMMON STOCK REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

                 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.


                 The Board of Directors held seven meetings during the year ended June 30, 1995 ("Fiscal 1995"). Each director (during the period in which each such director served) attended at least seventy-five (75%) percent of the aggregate of (i) the total number of meetings of the Board of Directors, plus
(ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

                 The Board of Directors has a standing Audit Committee, a standing Option Committee, and a standing Compensation Committee. The Audit Committee reviews the work and reports of the Company's independent accountants. During Fiscal 1995, the Audit Committee was comprised of Stephen
A. Cohen and Edward M. Frankel. The current members of the Audit Committee are Mr. Frankel and Mr. Cohen. The Audit Committee met once during Fiscal 1995. The Option Committee, composed of Mr. Cohen and Mr. Frankel, administers the Company's 1993 Non-Qualified Stock Option Plan. The Option Committee did not meet during Fiscal 1995. The Compensation Committee makes recommendations to the Board of Directors concerning compensation arrangements for directors, executive officers, and senior management of the Company. The Compensation Committee met once during Fiscal 1995. During Fiscal 1995, the Compensation Committee was comprised of Messrs. Cohen and Frankel.



                                   MANAGEMENT

Executive Officers and Directors
--------------------------------

                 The directors and executive officers of the Company, their ages, and their positions and terms of office with the Company are set forth below.

   Name                                   Age                  Title
   ----                                   ---                  -----
*  Joel H. Girsky                         56                   Chairman of the Board, President, Treasurer, and Director

*  Charles B. Girsky                      61                   Executive Vice President and Director of the Company

   Jeffrey D. Gash                        42                   Vice President, Finance of the Company

*  Stephen A. Cohen                       58                   Director

*  Edward M. Frankel                      57                   Director

---------------

*  Nominee for election to the Board of Directors.

                 Joel H. Girsky has been a Director and executive officer of the Company since it was founded in 1961. He also is a Director of Nastech Pharmaceutical Company, Inc. of Hauppauge, New York, and Frequency Electronics, Inc. of Uniondale, New York. Messrs. Joel H. Girsky and Charles B. Girsky are brothers.

                 Charles B. Girsky became an executive officer of the Company on August 2, 1985 and has been its Executive Vice President since January 1983. Since April, 1984, he has been President of Distel, Inc., a wholly-owned subsidiary of the Company ("Distel"). He was a founder, Director, and the President of the Company from 1961 through January, 1983, and was elected a Director of the Company again in 1986. Messrs. Charles B. Girsky and Joel H. Girsky are brothers.

                 Jeffrey D. Gash became Vice President of Finance of the Company in January, 1989, and was Controller of the Company for more than five years prior thereto. He has also served in similar capacities with the Company's subsidiaries.

                 Stephen A. Cohen has been a Director of the Company since 1970. Since August, 1989, he has practiced law as a member of Morrison Cohen Singer & Weinstein, LLP general counsel to the Company. For more than five years prior thereto, he was engaged in the practice of law as a member of the firm of Friedlander, Gaines, Cohen & Rosenberg, former general counsel to the Company.

                 Edward M. Frankel became a Director of the Company in May, 1984. For more than five years, he has been President of both Garden State Nutritionals, Inc. and Windmill Marketing Services, Inc., each a regional distributor of vitamins and health and beauty products.

Other Key Employees
-------------------

                 The Company also considers the following individuals to be key to its operations:

                 Denis Haggerty, Vice President of Marketing -- Passives. Mr. Haggerty, who is 62 years old, oversees marketing of passive components and has been employed by the Company for approximately 30 years.

                 Morton J. Denson, Vice President of Marketing -- Actives. Mr. Denson, who is 61 years old, oversees marketing of active components and has been employed by the Company for over 8 years.

                 Herbert Entenberg, Vice President of Management and Information Systems and Secretary. Mr. Entenberg has been employed by the Company for over 15 years. Mr. Entenberg, who is 61 years old, oversees management information systems and operations and is responsible for developing and implementing the Company's inventory control system.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

                 The following table sets forth, for the Company's three most recently ended fiscal years, the compensation paid or accrued to the President of the Company and to the executive officers and other key employees of the Company, other than the President, whose aggregate annual salary and bonus for the Company's last fiscal year exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                          ----------------------------------------------------------
                                                     Annual Compensation                      Awards         Payouts
                                              --------------------------------------  --------------------   -------
Name and                                                                 Other        Restricted                           All Other
Principal                                                                Annual        Stock      Options/    LTIP      Compensation
Position                            Year     Salary($)    Bonus($)   Compensation($)  Awards($)   SARs (#)  Payouts($)     ($)(2)
--------                            ----     ---------    --------   ---------------  ---------   --------  ----------  ------------
Joel H. Girsky,                     1993      225,000       87,000         --           --             --       --         55,087
  Chairman of the Board             1994      250,000       76,000         --           --         81,400       --         62,519
  President, and Treasurer(1)       1995      300,000      193,000         --           --             --       --         72,100

Charles B. Girsky,                  1993      168,269       40,037         --           --             --       --          3,762
  Executive Vice President          1994      181,000       17,997         --           --             --       --          3,783
                                    1995      206,720       42,073         --           --             --       --          3,947

Jeffrey D. Gash,                    1993       86,160        9,000         --           --             --       --          1,513
  Vice President of Finance         1994       96,000       10,000         --           --          4,033       --          1,663
                                    1995       96,347       10,000         --           --             --       --          1,806

Denis Haggerty                      1993       76,096       33,368         --           --             --       --         10,814
  Vice President of                 1994       90,000       31,377         --           --          3,667       --         11,165
  Marketing                         1995       90,348       36,964         --           --             --       --         11,029

Morton J. Denson                    1993      114,306       16,173         --           --             --       --          8,762
  Vice President of                 1994      114,998       19,887         --           --             --       --          8,891
  Marketing                         1995      115,440       37,955         --           --             --       --          8,957

Herbert Entenberg                   1993      102,560           --         --           --             --       --          3,369
  Vice President of                 1994      102,560        4,363         --           --          3,667       --          3,436
  Management and                    1995      102,816       16,155         --           --             --       --          3,538
  Information Systems,
  and Secretary

-----------------------

(1) Mr. Joel Girsky entered into a four-year employment agreement with the Company, effective as of July 1, 1993, to serve as the Company's Chairman, President and Treasurer. Pursuant to the agreement, Mr. Girsky shall receive a base salary of $250,000 for the fiscal year ended 1994, $300,000 for the fiscal year ended June 30, 1995, and $325,000 for each of the fiscal years ended June 30, 1996 and June 30, 1997. In addition, he is entitled to receive a cash bonus equal to four percent (4%) of the Company's earnings before income taxes for each year in which such earnings are in excess of $1,000,000, and six percent (6%) of the Company's earnings before income taxes for each year in which such earnings are in excess of $2,500,000. Mr. Girsky or his estate, as the case may be, is entitled to receive a payment of $500,000 if he dies or becomes permanently disabled during the term of the employment agreement. This death and disability benefit is funded by a "key-man" life insurance policy maintained by the Company. In the event of Mr. Girsky's cessation of employment with the Company, upon his request, the Company is obligated to transfer such policy to Mr. Girsky. Thereafter, the Company would have no further liability for the payment of such benefit or the premiums on such policy. In addition, pursuant to the terms of the employment agreement, Mr. Girsky is to receive deferred compensation which accrues at the rate of $50,000 per year and becomes payable in a lump sum at the later of (i) Mr. Girsky's attainment of age 60, or (ii) his cessation of employment, with or without cause, by the Company at any time after July 1, 1993. In the event of a change in control resulting in termination fo Mr. Girsky's employment, Mr. Girsky will receive between $450,000 and $600,000 depending on the date of termination.

(2) Includes auto expenses, 401(k) matching contributions by the Company, premiums paid on group term life insurance, taxable portion of split dollar life insurance policies and deferred compensation accrued in connection with Mr. Joel Girsky's employment agreement with the Company, as described in footnote (1) above. Auto expenses for fiscal 1995 for the Named Executive were as follows: Mr. Joel Girsky -- $12,031, Mr. Charles Girsky -- $2,110, Mr. Gash -- $724, Mr. Entenberg -- $2,354, Mr. Haggerty - $9,600 and Mr. Denson - $7,200. 401(k) matching contributions for fiscal 1995 for the Named Executives were as follows: Mr. Joel Girsky -- $1,009, Mr. Charles Girsky -- $1,162, Mr. Gash -- $1,000, Mr.
      Haggerty -- $1,078, Mr. Denson -- $1,055 and Mr. Entenberg -- $1,031. Premiums paid on group term life insurance for fiscal 1995 for the Named Executives were as follows: Mr. Joel Girsky -- $1,008, Mr. Charles Girsky -- $675, Mr. Gash -- $82, Mr. Haggerty -- $351, Mr. Denson -- $702 and Mr. Entenberg -- $153. The taxable portion of split dollar life insurance policies for Mr. Joel Girsky was $8,052 for fiscal 1995. $50,000 of deferred compensation was accrued in fiscal 1995 in connection with Mr. Joel Girsky's employment agreement with the Company.

STOCK OPTION

      There were no grants of stock options made to any of the persons described in the Summary Compensation Table on page 8 during fiscal 1995.

      The following table sets forth information concerning the exercise of stock options during fiscal 1995 by each of the persons described in the Summary Compensation Table on page 8 and the number and value of unexercised options held by them at the fiscal year-end.


               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                 Value of Unexercised
                                                                 Number of Unexercised                In-the-Money
                                 Shares                            Options/SARs at                 Options/SARs at
                               Acquired on      Value                  FY-End (#)                    FY-End ($)(1)
                                                             -----------------------------    ---------------------------
                               Exercise (#)   Realized($)    Exercisable     Unexercisable    Exercisable   Unexercisable
                               ------------   -----------    -----------     -------------    -----------   -------------
 Joel H. Girsky  . . . . .            0              0          81,400             0            123,728           0

 Charles B. Girsky . . . .       36,667         92,188               0             0                  0           0

 Jeffrey D. Gash . . . . .            0              0           4,033             0              6,130           0
 Denis Haggerty  . . . . .            0              0           3,667             0              5,877           0

 Morton J. Denson  . . . .        4,400         10,875               0             0                  0           0

 Herbert Entenberg . . . .            0              0           3,667             0              5,877           0

__________________________

         (1) Based on the fair market value per share of the Common Stock at year end, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of June 30, 1995 on The NASDAQ National Market was $6.38.


COMPENSATION OF DIRECTORS


         Pursuant to the Company's 1993 Stock Option Plan for Outside Directors (the "Outside Directors' Plan"), the Company's outside directors (directors who are not employees of the Company) were each granted options on December 31, 1993 to purchase 14,667 shares of Common Stock. In addition, the Outside Directors Plan provides that each outside director shall also be granted on each December 31 subsequent to December 31, 1993 stock options to purchase 2,933 shares of Common Stock. All options granted under the Outside Directors' Plan are immediately exercisable, and the exercise price per share of each option is equal to the fair market value of the shares of Common Stock on the date of grant.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company's employment agreement with Mr. Joel Girsky is described in the footnotes to the Summary Compensation Table on page 8 of this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Stephen A. Cohen, a Director of the Company, is a member of Morrison Cohen Singer & Weinstein, LLP, general counsel to the Company. Mr. Cohen currently owns 4,789 shares of Common Stock and options to purchase an additional 17,600 shares of Common Stock. Mr. Cohen is one of the two members of the Company's Compensation Committee, the committee responsible for determining and administering the Company's compensation policies for the remuneration of the Company's senior management.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         The Compensation Committee of the Board of Directors of the Company (the "Committee") is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's senior management. The Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective.


PHILOSOPHY

         The Company's executive compensation program is designed to reward and retain highly-qualified executives, and to encourage the achievement of business objectives and superior corporate performance. The program seeks to foster a performance-oriented environment, to enhance management's long-term focus on maximizing shareholder value through equity-based incentives, and to adjust the variable portion of an executive's compensation based upon corporate and individual performance. In determining an executive's compensation, consideration is given to the employee's total compensation package, overall corporate financial performance, and the employee's role in attaining such results.

COMPONENTS OF EXECUTIVE COMPENSATION

         Historically, the Company's executive employees have received cash-based and equity-based compensation.

         CASH-BASED COMPENSATION: Base salary represents the primary cash component of an executive employee's compensation, and is determined by evaluating the responsibilities associated with an employee's position at the Company and the employee's overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Committee and the Board of Directors believes that the Company's management and employees are best motivated through stock option awards and cash incentives.

         EQUITY-BASED COMPENSATION: Equity-based compensation principally has been in the form of stock options granted pursuant to the Company's 1981 Incentive Stock Option Plan (the "Incentive Plan"). Although the Incentive Plan was terminated in 1991, the Company recently adopted the 1993 Non-Qualified Stock Option Plan. The Committee believes that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long term shareholder value, and thus provide a direct relationship between an executive's compensation and the shareholders' interests. No specific formula is used to determine option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to the success of the Company.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The philosophy, factors, and criteria of the Committee generally applicable to the Company's senior management is applicable to the Chief Executive Officer.

                                Stephen A. Cohen
                                Edward M. Frankel


DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

         The Company has purchased a directors' and officers' liability insurance policy, as permitted by Article 7 of the New York Business Corporation Law. Admiral Insurance Company issued the policy, which provides coverage of $2,000,000 for an annual premium of $25,102. The policy is currently in effect and expires on February 5, 1996. In addition, the Company currently maintains two excess directors' and officers' liability insurance policies, which in the aggregate provide an additional $3,000,000 of coverage for an annual aggregate premium of $35,000. The foregoing excess policies are written by National Union Fire Insurance Company of Pittsburgh, Pennsylvania and Admiral Insurance Company; they likewise expire on February 5, 1996.

COMPARATIVE STOCK PERFORMANCE GRAPH

         The following is a graph comparing the annual percentage change in the cumulative total shareholder return of the Company's common stock with the cumulative total returns of the published Dow Jones Equity Market Index and Industrial & Commercial Services - General Services Index for the Company's last five (5) fiscal years:


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

      AMONG JACO ELECTRONICS, INC., DOW JONES EQUITY MARKET INDEX AND DOW
        JONES INDUSTRIAL & COMMERCIAL SERVICES - GENERAL SERVICES INDEX
                           FISCAL YEAR ENDING JUNE 30



                                                                    1990        1991        1992       1993        1994        1995
                                                                    ----        ----        ----       ----        ----        ----
      Jaco Electronics, Inc.                                        100          40         100        214         193         258
      Dow Jones Equity Market Index                                 100         108         123        141         143         179
      Dow Jones Industrial & Commercial Services -General           100         105         116        127         126         148

                              INDEPENDENT AUDITORS

         The Board of Directors selected Grant Thornton LLP as independent auditors for its fiscal year ended June 30, 1995. Grant Thornton LLP were also auditors for the fiscal year ended June 30, 1994. The Company has not chosen an independent auditor for the fiscal year ending June 30, 1996. Representatives of Grant Thornton LLP will be present at the Annual
Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from shareholders.


                              CERTAIN TRANSACTIONS

         During the year ended 1995, the Company incurred approximately $654,000 of rental expenses in connection with its main headquarters and centralized inventory distribution facility, located in Hauppauge, New York, which was paid to Bemar Realty Company ("Bemar"), the owner of such premises. Bemar is a partnership consisting of Messrs. Joel Girsky and Charles Girsky, both of whom are officers, directors and principal shareholders of the Company. The lease on the property, which is net of all expenses, including taxes, utilities, insurance, maintenance and repairs, expires on December 31, 1995. The Company is in the process of negotiating a renewal of such lease at a rental rate comparable to the rates currently being charged to rent similar properties in the area. It is anticipated that the new rental rate will be slightly lower than the current rate.

         During fiscal 1995, Joel H. Girsky, the Chairman, President and Treasurer of the Company, was indebted to the Company under demand loans bearing interest at a rate of 9 3/4% per annum, the greatest amount of which indebtedness was $641,425 during such fiscal year. At June 30, 1995, the amount of such indebtedness was $309,808. Such indebtedness was repaid in full on October 27, 1995.

         In September 1995, the Company's Board of Directors adopted a policy prohibiting the Company from making any loan or advance of money or property to, or guaranteeing the obligation of, any non-employee director of the Company and limiting the Company's ability to make such loans, advances or guarantees to employee directors and executive officers of the Company or its subsidiaries unless a majority of independent disinterested outside directors determine that such loan, advance or guarantee may reasonably be expected to benefit the Company. See also "Executive Compensation and Other Information -- Compensation Committee Interlocks and Insider Participation."

        COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock (the "Ten Percent Shareholders") to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Executive officers, directors, and Ten Percent Shareholders are required to furnish the Company with copies of such Forms. Based solely on a review of such Forms furnished to the Company, the Company believes that during Fiscal 1995, the Company's executive officers, directors, and Ten Percent Shareholders complied with all applicable Section 16(a) filing requirements.

                        PROPOSAL TO AMEND THE COMPANY'S
                    CERTIFICATE OF INCORPORATION TO INCREASE
                        THE NUMBER OF AUTHORIZED SHARES.

Description of the Proposed Amendment
-------------------------------------

         The Board of Directors proposes and recommends that the shareholders approve and adopt an amendment to the Certificate of Incorporation of the Company to increase the number of shares of Common Stock which the Company is authorized to issue from 5,000,000 shares to 10,000,000 shares. The adoption of the amendment is subject to and contingent on the approval of shareholders holding a majority of the outstanding shares of Common Stock.

         As of the date hereof, 5,000,000 shares of Common Stock are authorized. The proposed additional 5,000,000 shares of Common Stock would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting. The proposed amendment would not affect the number of authorized shares of preferred stock.

Purposes and Effects of the Proposed Amendment
----------------------------------------------

         If the proposed amendment is approved by the shareholders there would be 10,000,000 shares of Common Stock authorized. The additional 5,000,000 shares of Common Stock would be available for issuance by the Board of Directors in connection with any future stock dividends or stock splits, financings, acquisitions, management incentive or employee benefit plans and for other general corporate purposes. The Company's management has no present intention of issuing additional shares other than as a result of the exercise of currently outstanding stock options, warrants or similar instruments.

         No further action or authorization by shareholders would be necessary prior to issuance of additional shares of Common Stock, except as may be required by law or applicable stock exchange regulations.

         UNLESS MARKED TO THE CONTRARY, THE SHARES OF COMMON STOCK REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE ADOPTION AND APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION AND APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

         Shareholders wishing to present proposals at the 1996 annual meeting of shareholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 1996 annual meeting of shareholders must submit their proposals, in writing, to the attention of the Vice President, Finance of the Company, on or before June 30, 1996.


                                    GENERAL

         The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                                        By Order of the Board of Directors,


                                        Joel H. Girsky, Chairman
Hauppauge, New York
November 10, 1995

                             JACO ELECTRONICS, INC.


          Proxy for Annual Meeting of Shareholders - December 11, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned constitutes and appoints Charles B. Girsky and Joel H. Girsky, and each of them, proxies of the undersigned (the "Proxies"), with the power to appoint a substitute, to represent and to vote all shares of common stock of Jaco Electronics, Inc. (the "Company"), $0.10 par value per share (the "Common Stock"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on December 11, 1995, and all adjournments thereof, as follows:


         *1. To vote on the election of each of the following nominees to the Board of Directors, as indicated:

                 FOR all nominees listed below (except as marked to the
                 contrary).                                     / /

                 WITHHOLD AUTHORITY to vote for all nominees listed below.
                                                                / /

                 Stephen A. Cohen, Edward M. Frankel, Charles B. Girsky, and Joel H. Girsky

(INSTRUCTIONS:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                 STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.)


         *2. To approve and adopt an amendment to the Company's Certificate of Incorporation to increase the aggregate number of shares of Common Stock which the Company shall have the authority to issue from 5,000,000 shares to 10,000,000 shares.

                 / / FOR                 / / AGAINST              / / ABSTAIN


         3. To vote, in the discretion of the Proxies, on such other matters as may properly come before the meeting.

*THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY SHALL BE VOTED AS DIRECTED ABOVE BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH DIRECTION, THE SHARES OF COMMON STOCK SHALL BE VOTED FOR THE MATTERS SET FORTH IN ITEMS 1 AND 2.

Receipt of the Notice of Annual Meeting, the Proxy Statement, and the Annual Report to Shareholders is hereby acknowledged.

                                 Date:_____________________________, 1995


                                 ___________________________________________

                                 ___________________________________________

                                 ___________________________________________
                                         Signatures of Shareholders


Please sign as name appears hereon. If signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give your full title as it appears. If shares of Common Stock are held jointly, each named shareholder should sign.

               PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.